                                                                    Exhibit 99.3


                          Independent Auditors' Report
                          ----------------------------



The Board of Directors
Cellcor, Inc.:

We have audited the financial statements of Cellcor, Inc. as listed in the accompanying index. In connection with our audits of the financial statements, we also audited the financial statement schedule as listed in the accompanying index. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cellcor, Inc. as of December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respect, the information set forth therein.

As discussed in note 13 to the financial statements, the Company and certain of its officers are defendants in a class action lawsuit, seeking damages in unspecified amounts, alleging that the prospectus used to sell the Company's common stock in the initial public offering contained false and misleading statements and omitted material facts. It is impossible to predict the outcome of the lawsuit at this time. Accordingly, no provision for any liability that may result upon adjudication has been recognized in the accompanying financial statements.

The accompanying financial statements have been prepared assuming that Cellcor, Inc. will continue as a going concern. As discussed in note 3 to the financial statements, the Company's recurring losses from operations, decreasing cash reserves and need for additional capital to fund continuing operations raise substantial doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                KPMG PEAT MARWICK LLP



Boston, Massachusetts
January 20, 1995

                                    99.3-1

                       CELLCOR, INC. 1994 ANNUAL REPORT

BALANCE SHEETS
                                                        December 31,
                                                        ------------
               ASSETS                                1994          1993
                                                ---------------------------
Current Assets:
 Cash and cash equivalents                      $  1,225,674   $  4,668,046
 Marketable securities at cost (market
  value of $2,668,241 in 1994)                     2,669,873              -
 Certificate of deposit (note 8)                           -        125,000
 Accounts receivable, net of allowances               22,177          1,182
 Inventories                                          73,072         69,084
 Prepaid expenses and other current
  assets                                             252,121        157,369
 Current portion of notes receivable
  (Note 6)                                            13,542         48,754
                                                ------------   ------------
  Total current assets                             4,256,459      5,069,435
                                                ------------   ------------

Property and equipment (Notes 5 and 9)             3,009,192      2,979,911
 Less accumulated depreciation and
  amortization                                     2,016,085      1,615,694
                                                ------------   ------------
  Net property and equipment                         993,107      1,364,217
                                                ------------   ------------
Other assets:
 Notes receivable, less current portion
  (Note 6)                                                 -         13,542
 Other assets                                        118,447        113,681
                                                ------------   ------------
                                                     118,447        127,223
                                                ------------   ------------
  Total assets                                  $  5,368,013   $  6,560,875
                                                ============   ============

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:                            $              $
 Notes payable  (Note 8)                                   -         83,331
 Accounts payable                                    300,191        425,311
 Accrued expenses (Note 7)                         1,124,069        571,808
 Deferred revenue (Note 4)                           155,000              -
 Current maturities of capital lease
  obligation (Note 9)                                 90,177        137,332
                                                ------------   ------------
  Total current liabilities                        1,669,437      1,217,782

Capital lease obligation, less current
 maturities (Note 9)                                 366,432        474,818
                                                ------------   ------------
  Total liabilities                                2,035,869      1,692,600
                                                ------------   ------------

Commitments and Contingencies (Notes 4,
 9, and 13)

Stockholders' equity  (Note 10):
 Convertible Preferred stock, $.01 par
  value.  Authorized 1,000,000 shares;
  issued 5,250 in 1994 and 0 in 1993                      53              -
 Common stock, $.01 par value. Authorized
  20,000,000 shares; issued 5,452,797
  in 1994 and 5,436,276 in 1993                       54,528         54,363
 Additional paid-in capital                       54,825,489     49,548,334
 Unearned stock option compensation                 (173,805)      (381,372)
 Accumulated deficit                             (51,374,121)   (44,353,050)
                                                ------------   ------------
Total stockholders' equity                         3,332,144      4,868,275
                                                ------------   ------------
Total liabilities and stockholders'
 equity                                         $  5,368,013   $  6,560,875
                                                ============   ============

   See accompanying notes to financial statements.

                                    99.3-2

                        CELLCOR, INC. 1994 ANNUAL REPORT

STATEMENTS OF OPERATIONS

                                               Years ended December 31,
                                      -----------------------------------------
                                              1994          1993           1992
                                              ----          ----           ----
Revenue (Note 4)
   Technology Development Fees        $    775,000             -              -
   Net Product Revenue                      96,859             -      2,689,992
                                      ------------   -----------   ------------
   Total Revenue                           871,859             -      2,689,992
                                      ------------   -----------   ------------

Cost of patient services                         -             -      4,530,541
Research and development                 5,602,053     4,803,028      4,065,288
General and administrative               2,394,588     2,836,851      4,506,787
Restructuring expense (Note 14)                  -             -      2,300,000
                                      ------------   -----------   ------------

Loss from operations                    (7,124,782)   (7,639,879)   (12,712,624)
                                      ------------   -----------   ------------

Other income (expense):
 Interest income                           135,513       316,319        539,473
 Other income                                8,000             -              -
 Interest expense                          (39,802)      (82,524)      (151,684)
 Interest expense - stockholders                 -             -       (194,121)
                                      ------------   -----------   ------------
  Total other income                       103,711       233,795        193,668
                                      ------------   -----------   ------------

    Net loss                           ($7,021,071)  ($7,406,084)  ($12,518,956)
                                      ============   ===========   ============


Net loss per share (Note 2(j))              ($1.33)       ($1.36)        ($2.65)
                                      ============   ===========   ============

Weighted average shares used in
 calculation                             5,441,853     5,436,191      4,718,299
                                      ============   ===========   ============

See accompanying notes to financial statements.

                                    99.3-4

                        CELLCOR, INC. 1994 ANNUAL REPORT

STATEMENTS OF CASH FLOWS
                                                                 Years ended December 31,
                                                      ---------------------------------------------
                                                              1994             1993            1992
                                                              ----             ----            ----
Cash flows from operating activities:
 Net loss                                              ($7,021,071)     ($7,406,084)   ($12,518,956)
 Adjustments to reconcile net loss to net cash used
   in operating activities:
 Write down of fixed assets                                      -                -         745,100
 Depreciation and amortization                             408,010          425,520         632,594
 Deferred compensation expense                             207,567          207,569         207,567
 Changes in assets and liabilities:
   (Increase) decrease in accounts receivable, net         (20,995)         420,964         390,615
   (Increase) decrease in inventories                       (3,988)          76,428          50,897
   (Increase) decrease in prepaid expense and other
     current assets                                        (94,752)         229,763        (229,267)
   Increase (decrease) in accounts payable                (125,120)         151,817         (36,008)
   Increase (decrease) in accrued expenses                 552,261       (1,762,381)      1,854,001
   Increase in deferred revenue                            155,000                -               -
                                                      ------------     ------------   -------------
     Net cash used in operating activities            $ (5,943,088)    $ (7,656,404)  $  (8,903,457)
                                                      ------------     ------------   -------------
Cash flows from investing activities:
   Proceeds from the maturity of certificate of deposit    125,000                -               -
   Additions to property and equipment, net                (36,900)         (21,599)       (189,490)
   (Increase) decrease in other assets                      (4,766)          44,345         (23,166)
   Decrease in notes receivable                             48,754           65,542          33,491
   (Increase) decrease in marketable securities         (2,669,873)       9,063,306      (9,063,306)
                                                      ------------     ------------   -------------
     Net cash provided by (used in) investing
      activities                                        (2,537,785)    $  9,151,594      (9,242,471)
                                                      ------------     ------------   -------------

Cash flows from financing activities:
   Proceeds from sale of convertible preferred
    stock                                                5,250,000                -               -
   Principal payments under capital lease obligations     (155,541)        (198,157)       (184,911)
   Proceeds from notes payable from stockholders                 -                -       2,000,000
   Principal payments on notes payable                     (83,331)        (391,731)       (264,758)
   Proceeds from the exercise of stock options               2,373              501          64,280
   Proceeds from sale of common stock                       25,000                -      19,988,048
                                                      ------------     ------------   -------------
      Net cash provided by (used in) financing
       activities                                        5,038,501     $   (589,387)     21,602,659
                                                      ------------     ------------   -------------

Net increase (decrease) in cash and cash equivalents    (3,442,372)         905,803       3,456,731
Cash and cash equivalents at beginning of year           4,668,046        3,762,243         305,512
                                                      ------------     ------------   -------------
Cash and cash equivalents at end of year              $  1,225,674     $  4,668,046   $   3,762,243
                                                      ============     ============   =============

Supplemental disclosure of cash flow information:

   Interest paid                                      $     39,802     $     82,524   $     151,684
                                                      ============     ============   =============

   Property and equipment acquired under capital
    leases                                            $          -     $          -   $      68,395
                                                      ============     ============   =============

   Conversion of notes payable to stockholders
    and accrued interest payable to common stock      $          -     $          -   $  11,053,922
                                                      ============     ============   =============

See accompanying notes to financial statements.


                                    99.3-3

                        CELLCOR INC. 1994 ANNUAL REPORT

STATEMENT OF STOCKHOLDERS EQUITY (DEFICIT)

                                   Class A              Class B             Class C              Class D
                                 Convertible          Convertible         Convertible          Convertible         Convertible
                               preferred stock      preferred stock     preferred stock      preferred stock      preferred stock
                             Shares    Par Value  Shares    Par Value  Shares    Par Value  Shares    Par Value  Shares    Par Value
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1991   687,500     $68,750  383,142     $38,314  644,641   $64,464    319,118     $31,912

Conversion of preferred
 shares to common stock     [687,500]    [68,750][383,142]    [38,314][644,641]  [64,464]  [319,118]    [31,912]

Sale of common stock                -           -        -           -        -         -          -           -

Conversion of notes and
 interest payable to
 stockholders (Note 8)              -           -        -           -        -         -          -           -

Common stock options
 exercised                          -           -        -           -        -         -          -           -

Deferred compensation
 expense                            -           -        -           -        -         -          -           -

Net Loss                            -           -        -           -        -         -          -           -
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1992          -           -        -           -        -         -          -           -

Sale of common stock                -           -        -           -        -         -          -           -

Deferred compensation
 expense                            -           -        -           -        -         -          -           -

Net Loss                            -           -        -           -        -         -          -           -
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1993          -           -        -           -        -         -          -           -

Sale of Common Stock

Sale of Preferred Stock                                                                                            5,250          53

Deferred Compensation
 Expense

Net Loss
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1994          -           -        -           -        -         -          -           -   5,250          53
====================================================================================================================================




                                                                Additional            Unearned                          Total
                                         Common stock            paid in            stock option      Accumulated    stockholder's
                                      Shares   Par Value         capital            compensation        deficit     equity (deficit)
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1991            293,092     $2,931       $18,289,575           [$796,508]      [$24,428,010]   [$6,728,572]

Conversion of preferred
 shares to common stock             2,034,396     20,344           183,096                    -                  -

Sale of common stock                2,000,000     20,000        19,968,048                    -                  -    19,988,048

Conversion of notes and
 interest payable to
 stockholders (Note 8)              1,004,905     10,049        11,043,873                    -                  -    11,053,922

Common stock options
 exercised                            103,215      1,032            63,248                    -                  -        64,280

Deferred compensation
 expense                                    -          -                 -             207,567                   -       207,567

Net Loss                                    -          -                 -                    -       [12,518,956]   [12,518,956]
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1992          5,435,608     54,356        49,547,840            [588,941]       [36,946,966]    12,066,289

Sale of common stock                      668          7               494                    -                 -            501

Deferred compensation
 expense                                    -          -                 -             207,569                  -        207,569

Net Loss                                    -          -                 -                   -        [7,406,084]     [7,406,084]
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1993          5,436,276    $54,363       $49,548,334         [$  381,372]     [$44,353,050]     $4,868,275

Sale of Common Stock                   16,521        165            27,208                                                27,373

Sale of Preferred Stock                                          5,249,947                                             5,250,000

Deferred Compensation
 Expense                                                                               207,567                           207,567

Net Loss                                                                                              [7,021,071]     [7,021,071]
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1994          5,452,797    $54,528       $54,825,489           [$173,805]     [$51,374,121]     $3,332,144
====================================================================================================================================

See accompanying notes to financial statements.


                                    99.3-5

                                 CELLCOR, INC.

                         NOTES TO FINANCIAL STATEMENTS

(1) Nature of Business

    Cellcor, Inc. (the "Company") is a biotechnology company engaged in the development and commercialization of cellular therapies ("ALT") with initial application in the treatment of various forms of cancer and potential application in the areas of infectious disease and AIDS.

(2) Summary of Significant Accounting Policies

    (a) Technology Development Fees

    Technology Development Fees are recorded over the applicable contractual periods as specified by the agreement, net of related commissions.

    (b) Net Product Revenue

    The Company is recording the cost recovery related to treatment of patients receiving ALT for metastatic Renal Cell Carcinoma under a compassionate protocol based on expected payments from third-party payors and patients.

    (c) Cash and Cash Equivalents

    Cash and cash equivalents includes cash, money market funds and marketable securities with original maturity dates of three months or less.

    (d) Marketable Securities

    Marketable securities are purchased with the intention to hold to maturity and are stated at amortized cost which approximates market. These securities include only United States Treasury government securities. Accordingly, the investments are subject to minimal credit and market risk.

    (e) Property and Equipment

    Property and equipment is carried at cost and depreciated using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the useful life, or the lease term.

    (f) Inventories

    Inventories are stated at the lower of cost (first-in, first-out) or market

    (g) Intangibles

    Patents are amortized using the straight-line method over a five-year period from the date the patent is granted.

    (h) Research and Development

    Research and development costs are charged to expense as incurred.

    (i) Income Taxes

    In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Statement 109 requires a change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their

                                    99.3-6

                                 CELLCOR, INC.
                         NOTES TO FINANCIAL STATEMENTS

respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

          Effective January 1, 1993, the Company adopted Statement 109. There was no net cumulative effect associated with this change.

          Pursuant to the deferred method under APB 11, which was applied in 1992 and prior years, deferred income taxes are recognized for income and expense items that are reported in different years for financial reporting purposes and income tax purposes using the tax applicable in the year of calculation. Under the deferred method, deferred taxes are not adjusted for subsequent changes in tax rates.

          Research and development tax credits are reflected as a reduction of federal income taxes in the year utilized.

          (j) Net Loss Per Common Share

          The net loss per common share is computed by dividing net loss after adjusting for preferred stock dividends by the weighted average number of common shares outstanding. Common stock equivalent shares are not included in the per share calculations where the effect of their inclusion would be antidilutive.

(3) Liquidity

          While the Company believes that its current cash balance will be sufficient to meet its operating requirements through the middle of 1995, the Company will need to raise substantial additional funds to support its product development and commercialization programs. The Company is currently pursuing additional equity or debt financing, collaborative or other arrangements with corporate partners or from other sources, which may not be available when needed or on terms acceptable to the Company. The Company's inability to raise sufficient funds could require it to delay, scale back or eliminate certain clinical studies, research and development programs or to license third parties to commercialize products or technologies that the Company would otherwise develop or commercialize itself. The Company's cash requirements may vary materially from those now planned because of results of clinical testing, changes in focus and direction of the Company's research and development programs, competitive and technological advances, patent developments, the FDA regulatory process or other developments.

          There can be no assurances that the Company will be able to raise additional funds to complete its clinical development program or maintain its current level of operation. The Company's longer term working capital requirements will depend on numerous factors including the timely and satisfactory completion of its clinical trials.

(4) Revenue

Technology Development Fees

          In March 1994, the Company signed a technology licensing and service agreement with SRL Inc. of Tokyo. Under this agreement, Cellcor will help SRL establish a core capability in patient specific Good Manufacturing Practices
(GMP) cell processing in Japan. The agreement provides for periodic payments to Cellcor, and, if SRL exercises more than one of the development options contained in the agreement, additional payments. Cellcor is recognizing the revenue from the SRL agreement over applicable contractual periods as specified by the agreement, net of related commissions. Cash payments received by the Company prior to being earned are recognized as deferred revenue.

Product Revenue

          In September 1993, Cellcor received authorization from the Food and Drug Administration for cost recovery related to treatment of patients receiving autolymphocyte therapy (ALT) for metastatic Renal Cell Carcinoma (mRCC) under a

                                    99.3-7

                                 CELLCOR, INC.
                         NOTES TO FINANCIAL STATEMENTS

compassionate protocol. During 1994, revenue is recorded in net product revenue. The cost of sales related to the treatments is recorded in research and development expense.

          During 1992, ALT was provided to patients on a commercial basis and a substantial majority of the Company's revenue was received from third-party payors. This revenue was recognized net of contractual allowances. The cost to treat these patients is recorded in cost of patient services.

          During and prior to 1992, the Company received Medicare reimbursement through host hospitals from certain Medicare intermediaries. However, the ultimate Medicare reimbursement amount is not determined until those intermediaries review the cost reports submitted to the hospitals, which generally does not occur for at least one year after the initial payment is made. It is possible that after reviewing certain cost reports, Medicare may deny reimbursement for ALT. If this were to occur, the host hospital would be required to repay any amounts previously reimbursed by Medicare. The Company would have a maximum liability to reimburse approximately $295,000 to host hospitals.

(5) Property and Equipment

          Property and equipment consists of the following at December 31:

                                             1994                 1993
                                             ----                 ----

Laboratory equipment                      $1,142,346           $1,137,027
Furniture and fixtures                       758,183              740,852
Leasehold improvements                     1,108,663            1,102,032
                                          ----------           ----------
                                           3,009,192           $2,979,911
                                          ==========           ==========

          The repair and maintenance expense was $69,800, $64,000 and $76,000 in 1994, 1993 and 1992, respectively.

(6) Notes Receivable

          The following is a summary of notes receivable at December 31:

                                                   1994        1993
                                                   ----        ----
 9% demand note due from an officer.
 This note is being forgiven on a pro
 rata basis through June 1995 as long
 as the officer remains an employee.             13,542      51,042

 9% demand note due from an officer.
 This note is being forgiven on a pro
 rata basis through March 1994 .                      -       1,254

 Non interest-bearing note due from a
 stockholder on November 1, 1995.  This
 note is being forgiven beginning
 November 1992 on a prorate basis
 through October 1994                                 -      10,000
                                                -------     -------
                                                 13,542      62,296

 Less current portion                            13,542      48,754
                                                -------     -------
Notes receivable, less current portion          $     -     $13,542
                                                =======     =======

                                    99.3-8

                                 CELLCOR, INC.
                         NOTES TO FINANCIAL STATEMENTS

(7)  Accrued Expenses

  Accrued expenses consist of the following at December 31:

                                        1994      1993
                                        ----      ----
Accrued clinical trial expense    $  643,579  $ 43,624
Accrued payroll                      110,614    87,565
Accrued vacation expense              64,612    64,612
Accrued rent                          70,349    83,965
Accrued restructuring expense              -    60,000
Other accruals                       234,915   232,042
                                  ----------  --------
                                  $1,124,069  $571,808
                                  ==========  ========

(8)  Notes Payable

Notes Payable, Bank

  The Company had a note payable with a bank, payable in monthly installments of $16,667 plus interest at the bank's prime rate plus 3% through April 1994. The note was secured by certain corporate assets, plus cash collateral equivalent of at least 25% of amounts outstanding to be held at the bank. At December 31, 1993, a certificate of deposit of $125,000 was restricted for that purpose. During 1994, the note was paid off in full.

Notes Payable, Stockholders

  In 1991 and 1992, the Company borrowed $10,500,000 from certain stockholders. The demand notes payable were at an interest rate of 9%. In conjunction with the Company's initial public offering, the $10,500,000 of notes payable and $554,000 of related interest were converted to common stock.

                                    99.3-9

                                 CELLCOR, INC.
                         NOTES TO FINANCIAL STATEMENTS

(9)  Lease Commitments

  The Company leases its facilities and certain equipment under noncancelable agreements which expire at various dates through 2000. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are amortized over the lower of their related lease terms or their estimated productive lives. Amortization of assets under capital leases is included in depreciation expense.

  Property and equipment include the following amounts for leases which have been capitalized at December 31:

                                           1994         1993
                                           ----         ----
Laboratory equipment                 $  234,890   $  234,890
Leasehold improvements                  800,000      800,000
                                     ----------   ----------
                                      1,034,890    1,034,890
    Less accumulated amortization      (496,091)    (373,033)
                                     ----------   ----------
                                     $  538,799   $  661,857
                                     ==========   ==========

  At December 31, 1994, future minimum lease payments under all noncancelable capital and operating leases were as follows:


                                           Capital         Operating
                                            Leases            Leases
                                            ------            ------
Year ended December 31:

      1995                                $123,128        $  411,379
      1996                                 114,554           409,489
      1997                                 105,981           409,489
      1998                                  98,974           408,747
      1999                                  91,967           408,500
      Thereafter                            14,645           204,250
                                          --------        ----------
       Total minimum lease payments        549,249        $2,251,854
                                                          ==========
Less amount representing interest           92,640
                                          --------
                                           456,609
Less current maturities                     90,177
                                          --------
 Capital lease obligation, less current
  maturities                              $366,432
                                          ========

  Rental expense was approximately $327,000, $431,000 and $638,000 for years ended December 31, 1994, 1993 and 1992.

(10) Stockholders' Equity

  Capital Stock

  In March 1992, the Company completed a public offering of 2,000,000 shares of its common stock at a price of $11.00 per share. The proceeds of the offering, after deducting offering related costs, were approximately $19,988,000. In conjunction with the closing of the public offering all outstanding shares of convertible preferred stock of the Company were converted to common stock.

  On January 28, 1992, the Company's Board of Directors adopted, and its stockholders approved, an amendment to the Company's Certificate of Incorporation authorizing the issuance of up to 1,000,000 shares of blank check preferred stock subject to any limitations prescribed by law, without further stockholder approval. Each such series of preferred stock shall have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the Board of Directors.

                                    99.3-10

                                 CELLCOR, INC.
                         NOTES TO FINANCIAL STATEMENTS

  On July 20, 1994, the Company sold 5,250 shares of convertible preferred stock, $.01 par value, for $1,000 per share to certain existing stockholders. Dividends accrue annually at $100 per share and are payable when and as declared by the Board of Directors. Such dividends shall accrue and shall be cumulative from the date of issuance of each share of convertible preferred stock whether or not declared. At December 31, 1994, cumulative preferred stock dividends totaled $234,700. The preferred stockholders have liquidation preference over common stockholders but have no voting rights other than as provided by Delaware law and other than for certain events that would adversely affect the rights of the preferred stock.

  The preferred stock is convertible into common stock at any time at the option of the holders. The number of shares of common stock is determined by dividing the preferred stock purchase price plus accrued and unpaid dividends thereon by $3.00. If the Company sells at least $2,000,000 of an equity security to investors unaffiliated with the preferred stock investors, all outstanding shares of preferred stock automatically convert into such equity security. The number of shares of the equity security into which a share of preferred stock is convertible is determined by dividing the purchase price of the preferred stock, plus accrued but unpaid dividends thereon, by the lesser of (i) $3.00 or (ii) the purchase price of the equity security.

Stock Options and Warrants

  In January 1988, the Company adopted the 1988 Stock Option Plan (the "1988 Plan"). The 1988 Plan provides for the issuance of incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, to key employees and the issuance of non-qualified options to directors, officers, employees and consultants. Incentive stock options must be granted at not less than the fair market value of the common stock at the time of the grant (110% in the case of a 10% owner). Non-qualified options must be granted at not less than 90% of the fair market value of the common stock at the time of grant, and option price shall not be less than par value per share. A total of 600,000 shares of common stock may be subject to options granted under the 1998 Plan. As of December 31, 1994, 352,985 options were granted at exercise prices ranging from $.01 to $9.50.

  During 1991, the Company granted options for 161,908 shares of its common stock at an option price below fair market value. Accordingly, the Company recorded deferred compensation expense of $830,268 for the difference between the market value of the stock at the time of the grants and the option prices. The Company is amortizing the deferred compensation expenses over a four-year period.

  On January 28, 1992, the Company adopted the 1992 Director Stock Option Plan (the "Director Plan"). The Director Plan provides for the automatic grant of options to purchase common stock of the Company to non-employee directors who are unaffiliated with The Hillman Company or Boston University. There are 100,000 shares of common stock reserved for issuance upon exercise of options granted under the Director Plan. Under the Director Plan, each eligible director as of the closing of the Company's initial public offering in March 1992 received an option for 10,000 shares of common stock on such date and will receive an option for 10,000 shares on each successive second anniversary of such date. Each eligible director first elected to the Board of Directors after the closing of the Company's public offering will receive an option for 10,000 shares on the initial election date and on each successive second anniversary of such date. The exercise price per share for all options granted under the Director Plan is equal to the fair market value of the value of the common stock as of the date of grant. One-third of the shares covered by an option vest on the first anniversary of the date of grant, and one-eighth of the remaining shares vest on each succeeding quarter thereafter until fully vested on the third anniversary of the date of grant. The term of each option will be for a period of ten years from the date of grant. As of December 31, 1994, 20,000 options were granted under this plan, at an exercise prices ranging from $1.18 to $8.75.

  On January 28, 1992, the Company adopted the 1992 Stock Option and Restricted Stock Plan (the "1992 Plan") for employees of the Company. A maximum of 500,000 shares of common stock may be issued pursuant to the 1992 Plan upon the exercise of options or in connection with awards of restricted stock. Under the 1992 Plan, incentive stock options may be granted to employees and officers of the Company and non-qualified stock options and awards of stock may be granted to consultants, employees and officers of the Company. As of December 31, 1994, 508,735 options were granted under the 1992 Plan, at exercise prices ranging from $.50 to $11.00.

                                    99.3-11

                                 CELLCOR, INC.
                         NOTES TO FINANCIAL STATEMENTS

  On March 2, 1993, the Compensation Committee of the Board of Directors voted to offer all employees who received options to purchase shares of common stock at the initial public offering price ($11.00 per share) the right to exchange those options for new options to purchase 10% of the number of shares covered by their respective options (the "New Options"). The exercise price of the New Options is $1.38 per share (the closing sale price for the Company's common stock on the Nasdaq National Market on March 2, 1993). The New Options are the same type as the existing options, with the same vesting schedule. Pursuant to this offer, New Options for the purchase of an aggregate of 19,000 shares of Common Stock were granted to the officers in exchange for the options for the 190,000 shares listed in the table below. The transaction was treated as cancellation of 171,000 shares in the table below.

  On October 14, 1994, the Board of Directors adopted, subject to stockholder approval, the 1995 Stock Incentive Plan (the "1995 Plan") which provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, performance shares and awards of restricted and unrestricted stock (collectively, the "Awards"). The 1995 Plan provides that a total of 1,500,000 shares of common stock may be issued under the 1995 Plan.
The maximum number of shares of common stock with respect to which Awards may be granted to any employee may not exceed 300,000 during any calendar year. Incentive stock options must be granted at not less than the fair market value of the common stock at the time of the grant and option price shall not be less than the par value per share. Under the 1995 Plan, incentive stock options may be granted to employees and officers of the Company and non-qualified stock options and other Awards may be granted to consultants, employees and officers of the Company. Pursuant to the 1995 Plan, the Board of Directors voted to grant to certain officers of the Company, options to purchase 819,600 shares of common stock at $3.63, the fair market value of the stock on date of grant. The stock option grants are subject to the approval of the 1995 Plan by stockholders of the Company at its 1995 Annual Meeting.

A summary of stock option activity is as follows:

                                                                    Exercise
                                                     Shares      Price Range
                                                     ------      -----------
Options outstanding at December 31, 1991             480,715    $ .01-    1.70
  Options granted                                    418,496    $1.70-   11.50
  Options canceled                                   (16,628)   $ .75-    8.75
  Options exercised                                 (103,215)   $ .01-    1.70

Options outstanding at December 31, 1992             779,368    $ .01-   11.50
  Options granted                                    327,853    $ .50-    2.00
  Options canceled                                  (260,917)   $ .01-   11.50
  Options exercised                                     (668)   $ .75-    1.25

Options outstanding at December 31, 1993             845,636    $ .50 - $11.00
  Options granted                                    898,425    $ .94 -   3.63
  Options canceled                                   (40,033)   $ .50 -   8.75
  Options exercised                                   (2,708)   $ .50 -   1.70
                                                   ---------

Options outstanding at December 31, 1994           1,701,320
                                                   =========

  Weighted average exercise price                               $3.05
                                                                =====

  Exercisable December 31, 1994                      611,361
                                                   =========

  In February 1990, the Company granted to an affiliate of its majority stockholder a warrant in exchange for the stockholder's guarantee of certain obligations under its lease agreement for office and lab space. The warrant, which expires on February 15, 1995, allows the stockholder to purchase up to 15% of the principal balance of the obligations guaranteed, at an exercise price of $12.41 per share.

                                    99.3-12

                                 CELLCOR, INC.
                         NOTES TO FINANCIAL STATEMENTS

  In June 1991, the Company issued a warrant for the purchase of 8,500 shares of common stock to a bank in connection with a long-term debt agreement. The exercise price of the warrant is $14.00 per share, and the warrant expires in June 1996.

(11)  Income Taxes

  As discussed in Note 2, the Company adopted Statement 109 as of January 1, 1993. There was no cumulative effect in adopting Statement 109. Accordingly, there is no cumulative effect of a change in accounting method reflected in the statement of operations for the year ended December 31, 1993. Prior years' financial statements have not been restated to apply the provisions of Statement
109. The reconciliation of differences between the statutory U.S. federal income tax rate and the Company's effective tax rate under Statement 109 is immaterial.

  The tax effects of temporary differences that give rise to significant portions of gross deferred tax assets at December 31, 1994 and 1993 are presented below:

                                                   1994                       1993
                                          Current      Non-Current   Current      Non-Current
                                          ------------------------   ------------------------
Deferred tax assets
  Reserves and accruals (cash basis)      $ 518,851   $          -   $ 352,339   $          -
  Accelerated depreciation on property
   equipment                                      -        574,740           -        492,307
  Deferred revenue                                -        247,586           -        162,771
  Federal net operating loss carryforwards        -     16,232,017           -     13,783,799
  General business credits                        -        722,698           -        635,306
  State net operating loss carryforwards          -      2,034,498           -      1,311,858
  State credit carryforwards                      -        177,318           -        135,689
                                          ---------   ------------   ---------   ------------

  Total gross deferred tax assets         $ 518,851   $ 19,988,857   $ 352,339   $ 16,521,730
                                          ---------   ------------   ---------   ------------

Less valuation allowance                   (518,851)   (19,988,857)   (352,339)   (16,521,730)
                                          ---------   ------------   ---------   ------------
Net deferred tax assets after valuation   $       -   $          -   $       -   $          -
                                          =========   ============   =========   ============

  The valuation allowance for deferred tax assets as of January 1, 1994 was $16,874,069. The net change in the total valuation allowance for the years ended December 31, 1994 and 1993 was an increase of $3,633,639 and 2,951,560, respectively.

  At December 31, 1994, the Company had net operating loss carryforwards and research credit forwards for federal income tax purposes of approximately $47,700,000 and $723,000, respectively. The operating loss and research credit carryforwards will expire in varying amounts through the year 2009. However, if changes in the company's stock ownership exceed 50% of the value of the Company's stock during any three-year period, the utilization of the net operating loss and research credit carryforwards may be subject to limitation.


                                    99.3-13

                                 CELLCOR, INC.
                         NOTES TO FINANCIAL STATEMENTS

(12) Malpractice

  The Company maintains a claims-made basis insurance policy to provide professional liability insurance in the aggregate amount of $5 million per occurrence and per year. The cost of the insurance policy is recognized as expense over the effective period of the policy.

(13) Legal Proceedings

  On September 18, 1992, a stockholder of the Company brought suit against the Company, the Company's directors and Furman Selz Incorporated, individually and as representative of the 26 underwriters of the Company's initial public offering in March 1992, in the Court of Chancery of Delaware as a class action (on behalf of all other stockholders similarly situated). The suit alleges among other things, that the prospectus used to sell the Company's Common Stock in the initial public offering contained false and misleading statements and omitted material facts necessary to make statements contained in the prospectus not misleading and that the defendants violated Sections 11 and 12(2) of the Securities Act of 1933. The plaintiffs are seeking, among other relief, rescission of their purchases of Common Stock in the public offering. The plaintiffs amended their complaint on November 3, 1992 and again in January 1994. Under the terms of the Underwriting Agreement among the Company and the underwriters of the public offering, the Company is required to indemnify Furman Selz Incorporated and the other underwriters for losses, costs and damages arising out of the lawsuit. The Company has filed a motion for summary judgment with the court and seeks to have all the plaintiffs' claims dismissed.

  On September 9, 1994, the Court dismissed 23 out of the 26 allegations in the lawsuit. On March 10, 1995, the Court entered an order allowing the Section 11 claim to proceed on a class basis but declined to certify a class on the Section 12(2) and state law claims. The trial is scheduled to begin on April 24, 1995. Management will continue to vigorously contest this action. At this time, the Company's legal counsel can offer no opinion regarding the eventual outcome of this case and no estimate of the Company's potential liability. Accordingly, no provision for any liability that may result upon adjudication has been recognized in the accompanying financial statements.

(14) Company Restructuring

  In 1992, the Company recorded at $2.3 million restructuring charge relating to its decision in March 1993 to cease commercial operations of ALT. The Company restructured its operations in order to focus on its strategy of achieving regulatory approval of ALT and providing additional confirmatory data to the medical community on the effectiveness of ALT. The restructuring charge included the net loss from patient service incurred in the first quarter of 1993, severance costs and the disposition of various assets at its facilities.


                                    99.3-14